                                                                     EXHIBIT 4.2

                             AREMISSOFT CORPORATION

                             (A Nevada Corporation)

                                   ----------

                                October 10, 1997

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                              AT US$5.00 PER SHARE

                                   ----------

                    NEITHER THIS WARRANT NOR THE COMMON STOCK
                        UNDERLYING THIS WARRANT HAVE BEEN
                   REGISTERED UNDER EITHER THE SECURITIES ACT
                  OF 1933 OR THE SECURITIES LAWS OF ANY STATE.
                 CONSEQUENTLY, THIS WARRANT OR THE COMMON STOCK
               UNDERLYING THIS WARRANT, MAY NOT BE SOLD, PLEDGED,
            TRANSFERRED OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF A
              REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE
              COMMON STOCK UNDERLYING THIS WARRANT, OR AN EXEMPTION
                THEREFROM, OR AN OPINION OF COUNSEL SATISFACTORY
             TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


        THIS CERTIFIES THAT, for value received, _________________ or registered assigns (the "holder"), is entitled to purchase, at any time or from time to time during the Exercise Period (as defined in paragraph 1.1, below), up to a maximum of 87,500 shares of fully paid and non-assessable common stock, par value $0.001 per share ("Common Stock") of AremisSoft Corporation, a Nevada corporation (the "Company"), at a per share purchase price (the "Exercise Price") of U.S. Five Dollars (US$5.00), subject to adjustment.

1.      EXERCISE OF WARRANT

        The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

        1.1 Method of Exercise. The holder of this Warrant, on or after six months from the date hereof, as shown at the end of this instrument, and from time to time thereafter until April 10, 2000 (the "Exercise Period"), may exercise in whole or in part the purchase rights evidenced by this Warrant, provided that the holder exercises the purchase rights evidenced by this Warrant with respect to at least 100 shares of Common Stock. Such exercise shall be effected by:

        (a) the surrender of the Warrant, (together with a duly executed copy of the form of subscription of the Warrant attached hereto), to the Secretary of the Company at its principal offices; and

        (b) the payment to the Company in U.S. funds, by certified check or bank draft payable to its order, of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock for which the purchase rights hereunder are being exercised.

        1.2 Issuance of Common Stock and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the Common Stock shall be issued as soon as practicable thereafter to the holder exercising such rights. Such holder shall also be issued at such time a new Warrant representing the number of shares of Common Stock (if any) for which the purchase rights under this Warrant remain unexercised.

        1.3 Reservation of Common Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant maybe the exercised, the Company will reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

2.      ANTI-DILUTION PROVISIONS

        2.1 Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding Common Stock, or fix a record date for payment of a dividend in Common Stock or other securities of the Company exercisable, convertible or exchangeable for Common Stock (in which the latter event the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such securities shall be deemed to have been distributed), after that subdivision, combination or dividend, the number of Common Stock shall be adjusted to that number of Common Stock which is determined by (A) multiplying the number of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (B) dividing that product by the Exercise Price in effect immediately after such adjustment. If the Company shall at any time subdivide the outstanding shares of Common Stock or fix a record date for payment of a dividend in Common Stock or other securities exercisable, convertible or exchangeable into Common Stock, the Exercise Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this
Section 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective or the dividend is distributed.

        2.2 Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or payment of dividend of securities provided for above), the holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of securities which such holder would have been entitled to receive as the holder of that number of Common Stock subject to purchase by the holder on exercise of this Warrant immediately before that change.

        2.3 Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, payment of dividend, reclassification or exchange of Common Stock provided for above), or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number and kind of securities purchasable upon exercise of this Warrant) shall be applicable after that event in relation to any securities purchasable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered holder of this Warrant at the address of that holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Exercise Price then in effect after the adjustment and the change in securities purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and included as part of the notice required under other provisions of this Warrant.

3.      TRANSFERS AND EXCHANGES

        3.1 Transfers. The holder acknowledges that this Warrant and the Common Stock underlying this Warrant have not been registered with the Securities and Exchange Commission (the "SEC") or any other state securities laws pursuant to an exemption from such registration requirements. As such, this Warrant and the Common Stock underlying the Warrant, may not be sold, pledged, transferred or otherwise hypothecated without registration under the Securities Act of 1933 (the "Act") except in certain limited circumstances where an exemption from registration exists, supported by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder.

        3.2 Exchange For New Warrants. This Warrant may be exchanged at the principal offices of the Company for two or more Warrants for the purchase of the same aggregate number of Common Stock as is purchasable hereunder. Each Warrant shall evidence the right to purchase such number of Common Stock as the holder shall designate at the time of the exchange. All Warrants issued in connection with transfers or exchanges of this Warrant shall bear the same date as this Warrant and shall be identical in form and provision to this Warrant except for the number of Common Stock purchasable thereunder.

4.      FRACTIONAL SHARES

        No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

5.      PRIVILEGE OF STOCK OWNERSHIP

        Prior to exercise of this Warrant, the holder shall not be entitled to any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except that notice shall be given not less than 15 days prior to any event referred to in Section 2.

6.      SUCCESSORS AND ASSIGNS

        The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon the Company and the holder thereof and their respective successors and assigns.

7.      NOTICES

        All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

8.      GOVERNING LAW

        This Warrant shall be governed by and construed in accordance with the laws of California.

9.      COUNTERPARTS

        This Warrant may be executed in one or more counterparts (including facsimile signatures), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

DATED: October 10, 1997                        AremisSoft Corporation,
                                                a Nevada corporation





                                               By:
                                                  ------------------------------
                                                  Dr. L.K. Kiprianou, CEO


Attest




-------------------------------
Corporate Secretary or Assistant

                                   ASSIGNMENT

               FOR VALUE RECEIVED, _____________________________________________
hereby sell(s), assign(s), and transfer(s) unto ________________________________
______________________________________________ , of ______________________ , the
right to purchase Shares evidenced by the within Warrant issued by AremisSoft Corporation, a Nevada corporation (the "Company"), and does hereby irrevocably constitute and appoint _________________________________________________________
______________ to transfer such right on the books of the Company, with full power of substitution.

DATED:____________________ , 19__.


----------------------------------
Signature

--------------------------------------------------------------------------------

NOTICE:

Neither this Warrant, nor the Common Stock underlying this Warrant, have been registered under the Securities Act of 1933 (the "Act") or any states' securities laws (the "laws") and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the Act or laws, or an available exemption therefrom, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder.

The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever.

                                  SUBSCRIPTION



AremisSoft Corporation
60 Bishopsgate
London England EC2N 4AJ

Attn: Corporate Secretary

                                                             (the
        -----------------------------------------------------
                      (Type or Print Name)
"Undersigned) hereby elects to purchase, pursuant to the provisions of the AremisSoft Corporation September 30, 1997 Warrant held by the Undersigned, ___________ shares of the Common Stock of AremisSoft Corporation.

        As an inducement to your acceptance hereunder, the undersigned certifies that the Common Stock is being purchased for the undersigned's own account, for investment purposes, and not with a view towards a public distribution in violation of the registration requirements of the Securities Act of 1933, as amended.

        Payment of the purchase price of US$5.00 per share of Common Stock in U.S. funds required under such Warrant accompanies this subscription.


DATED: __________________ , 19__.


Signature:
          ------------------------------

Address:
        --------------------------------

        --------------------------------

                                       10